Exhibit 99.2
Dorman Products, Inc.
Recast Historical Segment Information (unaudited)

	2022					2023
(in thousands)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Net Sales:
Light Duty	$343,053	$349,722	$346,910	$386,207	$1,425,892	$348,083	$353,839	$374,697	$385,855	$1,462,474
Heavy Duty	58,526	67,697	66,560	65,432	258,215	67,647	69,007	62,841	57,418	256,913
Specialty Vehicle	—	—	—	49,642	49,642	51,008	57,722	50,648	51,023	210,401
Total	$401,579	$417,419	$413,470	$501,281	$1,733,749	$466,738	$480,568	$488,186	$494,296	$1,929,788

Operating Income:
Light Duty	$45,913	$45,596	$41,834	$36,236	$169,579	$21,447	$41,013	$60,457	$64,242	$187,159
Heavy Duty	7,948	7,403	8,107	6,280	29,738	5,348	3,386	1,861	3,910	14,505
Specialty Vehicle	—	—	—	8,537	8,537	7,080	9,705	6,840	7,993	31,618
Total	$53,861	$52,999	$49,941	$51,053	$207,854	$33,875	$54,104	$69,158	$76,145	$233,282

Operating Margin %:
Light Duty	13.4%	13.0%	12.1%	9.4%	11.9%	6.2%	11.6%	16.1%	16.6%	12.8%
Heavy Duty	13.6%	10.9%	12.2%	9.6%	11.5%	7.9%	4.9%	3.0%	6.8%	5.6%
Specialty Vehicle	—	—	—	17.2%	17.2%	13.9%	16.8%	13.5%	15.7%	15.0%
Total	13.4%	12.7%	12.1%	10.2%	12.0%	7.3%	11.3%	14.2%	15.4%	12.1%